CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 25, 2001 included in the Southern California Edison Company Stock Savings Plus Plan's Form 11-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement, into the Edison
International's previously filed Registration Statements which follow:

         Registration Form     File No.   Effective Date

         Form S-8                         333-35560                    April 25, 2000
         Form S-8                         333-50443                    April 17, 1998
         Form S-3                         333-08115                    July 15, 1996
         Form S-8                         333-03913                    May 16, 1996
         Form S-8                         33-44148                     September 17, 1993
         Form S-8                         33-32302                     June 2, 1993
         Form S-8                         33-46714                     June 2, 1993

ARTHUR ANDERSEN
ARTHUR ANDERSEN

Los Angeles, California
June 25, 2001